                                                                     EXHIBIT 11


COLEMAN NATURAL PRODUCTS, INC.
Calculation of Earnings Per Share of Common Stock
(Unaudited)

                                                    52 weeks     52 weeks    52 weeks      26 weeks       26 weeks     27 weeks
                                                      ended        ended       ended         ended          ended       ended
                                                     June 26,     June 25,    June 24,    December 23,     June 24,    June 29,
                                                      1993         1994         1995          1995          1995         1996
                                                    ---------   ----------   ---------     ---------     ---------    ---------
Primary earnings (loss) per common share:
  Net income (loss)                                   289,556   (1,024,591)    504,634     1,087,395       289,092      441,631
  Accretion of preferred stock                        (67,466)     (52,294)    (27,376)            -       (12,172)           -
  Cash dividends paid on preferred stock                    -            -           -      (301,352)            -     (152,044)
  In-kind dividends paid on preferred stock                 -            -           -       (15,034)            -      (45,102)
                                                    ---------   ----------   ---------     ---------     ---------    ---------
    Net income attributable to common stock           222,090   (1,076,885)    477,258       771,009       276,920      244,485
                                                    ---------   ----------   ---------     ---------     ---------    ---------
Common and common equivalent shares outstanding:
  Historical common shares outstanding
   at beginning of period                           1,278,650    1,278,650   1,549,403     1,549,403     1,549,403    1,651,650
  Effect of common stock and common stock
   equivalents issued within one year prior
   to initial public offering                         134,570      134,570     134,570       109,791       134,570       46,145
  Weighted average common equivalent shares issued          -            -           -       135,859             -      320,948
  Weighted average common shares issued                     -       63,580           -        28,652             -            -
                                                    ---------   ----------   ---------     ---------     ---------    ---------
  Weighted average common and common
   equivalent shares outstanding                    1,413,220    1,476,800   1,683,973     1,823,705     1,683,973    2,018,743
                                                    ---------   ----------   ---------     ---------     ---------    ---------
                                                    ---------   ----------   ---------     ---------     ---------    ---------
Primary earnings (loss) per common share                 0.16        (0.73)       0.28          0.42          0.16         0.12
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(1) Common Stock and Common Stock equivalents issued within one year prior to initial public offering.


                                       Number
                                      of Shares     Price/Share    Net Proceeds
                                      ---------     -----------    ------------
  Options - 10/6/95                     4,432           4.50          19,944
  Options - 11/2/95                    35,876           3.95         141,710
  Options - 1/26/96                     2,500           7.05          17,625
  Options - 3/8/96                        600           9.58           5,748
  Options - 5/1/96                        600           9.58           5,748
  Options - 8/7/96                     22,750          17.53         398,808
  Options - 8/7/96                      1,000          19.29          19,290
  Options - 9/16/96                     1,754          27.08          47,500
  Common Stock issued - 9/4/96            195           3.95             770
                                     --------                        -------
                                       69,707                        657,143
                                                                     -------
                                                                     -------
  Effect of Stock Split                  2.85
                                     --------
                                      198,665
                                     --------
                                     --------

  Equivalent shares issued within one year prior to initial
   public offering                                                   198,665
  Assumed treasury shares repurchased ($657,143/$10.25)              (64,095)
                                                                     -------
  Increase in shares outstanding for earnings per share
   calculation                                                       134,570
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